February 7, 1997


Securities & Exchange Commission
450 5th Street, Mail Stop 9-5
Washington, DC 20549

                RE:    Saf T Lok Incorporated

Dear Gentlemen:

We have reviewed the Form 8K/A and confirm that:

   1. The client-auditor relationship between Saf T Lok Incorporated (commission file number 1-11968) and Michaelson & Co., P.A. has ceased January 30, 1997.

   2. We have performed an examination of the Company's financial statements for the years ended December 31, 1995 and 1994.

   3. In connection with our examination as outlined above, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Sincerely,



// William Michaelson  C.P.A.
 Michaelson & Co., P.A.


cc: Frank Brooks